PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

As permitted by the Vermont Business Corporation Law ("VBCL"), Article Six,
Section I of CC's Bylaws provides for indemnification of directors and officers of CC as follows:

         CC shall indemnify (A) its directors to the full extent provided by the general laws of the State of Vermont now or hereafter in force, including the advance of expenses under the procedures provided by such laws; and (B) its officers and employees to the same extent it shall indemnify its directors.

CC's Bylaws also contain indemnification procedures which implement indemnification. The VBCL permits a corporation to indemnify its directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonestly, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. CC also maintains directors and officers liability insurance.

The VBCL permits the charter of a Vermont corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgement or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. CC's Articles do not contain a provision providing for elimination of the liability of its directors or officers to CC or its stockholders for money damages to the fullest extent permitted by Vermont law.

Item 21.  Exhibits and Financial Statement Schedules.

(a)   Exhibits.

2.1 Agreement and Plan of Reorganization dated August 17, 1994 by and among Chittenden Corporation, Chittenden Acquisition Bank and The Bank of Western Massachusetts.*

2.2 Stock Option Agreement dated August 17, 1994 by and between Chittenden Corporation and The Bank of Western Massachusetts.**

3.1   Articles of Incorporation of Chittenden Corporation.***

3.2   Bylaws of Chittenden Corporation.***

4     Form of Common Stock Certificate.***

5 Opinion and Consent of F. Sheldon Prentice, Esquire, regarding liability.****

8     Opinion of Piper & Marbury regarding tax matters.****

10    Not Applicable

11    Statement regarding computation of per share earnings.***

21    Subsidiaries of Chittenden Corporation.

23.1  Consent of Arthur Andersen LLP.****

23.2  Consent of KPMG Peat Marwick LLP.****

23.3  Consent of Coopers & Lybrand L.L.P.****

23.4  Consent of Piper & Marbury (included in Exhibit 8).****

24    Power of Attorney.

(b)   Financial Statement Schedules. Not Applicable.

(c)   Opinion of Financial Advisor.

      Furnished as Appendix B to the Proxy Statement/Prospectus.

- ----------------------------------------
   *  Included as Appendix A to the Proxy Statement/Prospectus.
  **  Included as Appendix D to the Proxy Statement/Prospectus.
 *** Previously filed with the Commission as exhibits to, and incorporated herein by reference from, the registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1993 (File No.0-7974)
****  Filed herewith


Item 22.  Undertakings.

A. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

B. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

D.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (2) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

E. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G. The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             CHITTENDEN CORPORATION


                                   EXHIBITS

                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER
                           THE SECURITIES ACT OF 1933

- ------------------------------------------------------------------------------

                                 EXHIBIT INDEX

Exhibit No.                       Description

(a)   Exhibits.

2.1 Agreement and Plan of Reorganization dated August 17, 1994 by and among Chittenden Corporation, Chittenden Acquisition Bank and The Bank of Western Massachusetts.*

2.2 Stock Option Agreement dated August 17, 1994 by and between Chittenden Corporation and The Bank of Western Massachusetts.**

3.1   Articles of Incorporation of Chittenden Corporation.***

3.2   Bylaws of Chittenden Corporation.***

4     Form of Common Stock Certificate.***

5 Opinion and Consent of F. Sheldon Prentice, Esquire regarding legality.****

8     Opinion of Piper & Marbury regarding tax matters.****

10    Not Applicable.

11    Statement regarding computation of per share earnings.***

21    Subsidiaries of Chittenden Corporation.

23.1  Consent of Arthur Andersen LLP.****

23.2  Consent of KPMG Peat Marwick LLP.****

23.3  Consent of Coopers & Lybrand L.L.P.****

23.4  Consent of Piper & Marbury (included in Exhibit 8).****

24    Power of Attorney.

(b)   Financial Statement Schedules.  Not Applicable.

(c)   Opinion of Financial Advisor

      Furnished as Appendix B to the Proxy Statement/Prospectus.

- ----------------------------------------
   *  Included as Appendix A to the Proxy Statement/Prospectus.
  **  Included as Appendix D to the Proxy Statement/Prospectus.
 *** Previously filed with the Commission as exhibits to, and incorporated herein by reference from, the registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1993 (File No.0-7974)
****  Filed herewith.

                              CHITTENDEN CORPORATION

                                 POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Chittenden Corporation, hereby constitute and appoint Paul A. Perrault and Nancy Rowden Brock and each of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a Registration Statement of Form S-4, or other appropriate form, of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to a proposed issue of shares of Common Stock of the Corporation; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  November 16, 1994


         Name                                        Title

s/ Paul A. Perrault                      President, Chief Executive Officer
   Paul A. Perrault                                and Director

s/ Nancy Rowden Brock                    Treasurer and Chief Financial Officer
   Nancy Rowden Brock

s/ Barbara W. Snelling                   Director and Chair of the Board
   Barbara W. Snelling

s/ Frederic H. Bertrand                  Director
   Frederic H. Bertrand

s/ David M. Boardman                     Director
   David M. Boardman

s/ Paul J. Carrara                       Director
   Paul J. Carrara

s/ Eugene P. Cenci                       Director
   Eugene P. Cenci

s/ Robert E. Cummings, Jr.               Director
   Robert E. Cummings, Jr.

   Marvin B. Gameroff                    Director

s/Philip A. Kolvoord                     Director
  Philip A. Kolvoord

s/ James C. Pizzagalli                   Director
   James C. Pizzagalli

s/ Pall D. Spera                         Director
   Pall D. Spera

s/ Martel D. Wilson, Jr.                 Director
   Martel D. Wilson, Jr.

                           EXHIBIT 5 OF ITEM 5

  OPINION AND CONSENT OF F. SHELDON PRENTICE, ESQUIRE, REGARDING LIABILITY

January 9, 1995

The Bank of Western Massachusetts
29 State Street
Springfield, Massachusetts 01102

Gentlemen:

I am furnishing this opinion to you pursuant to Section 9.5 of the Merger Agreement (the "Agreement"), dated as of August 17, 1994, by and among Chittenden Corporation, Chittenden Acquisition Bank and The Bank of Western Massachusetts. Defined terms used herein shall have the meaning set forth in the Agreement.

I have acted as counsel to Chittenden Corporation and Chittenden Acquisition Bank in connection with the merger of The Bank of Western Massachusetts with and into Chittenden Acquisition Bank as the surviving corporation, and the other transactions contemplated by the Agreement. In connection with the rendering of this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents, corporate records and other instruments:

  (a) A counterpart of the Agreement executed by officers of Chittenden Corporation and Chittenden Acquisition Bank and The Bank of Western Massachusetts.

  (b) Certain votes relating to the execution and delivery of the Agreement adopted by the Board of Directors of Chittenden
       Corporation on August 17, 1994 and by the Board of Directors of Chittenden Acquisition Bank on November 14, 1994.

  (c) A copy of the Articles of Association of each of Chittenden Corporation and Chittenden Acquisition Bank.

  (d) A certificate of legal existence and good standing issued by the Secretary of State of the State of Vermont with respect to Chittenden Corporation.

  (e) A copy of the Articles of Merger executed by The Bank of Western Massachusetts and Chittenden Acquisition Bank with respect to the Merger.

I have also examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion. In addition, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, the accuracy and completeness of all corporate records made available to me by Chittenden Corporation and Chittenden Acquisition Bank, and the authority and capacity of the individual or individuals who executed any such documents on behalf of any person other than Chittenden Corporation or Chittenden Acquisition Bank. In addition, as to certain matters, I have relied upon certificates from various federal and state authorities and public officials (whose authority I have assumed) and from officers of Chittenden Corporation and Chittenden Acquisition Bank.

The legal opinions hereinafter set forth are subject to the following qualifications:

  (a) The enforceability of any rights and remedies provided in the Agreement to any particular party thereto is subject to any applicable bankruptcy, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights.

  (b) The availability of equitable remedies for the enforcement of any provision of the Agreement is subject to the discretion of the court before which any proceeding for the enforcement of any provision may be brought. I express no opinion as to the specific remedy that any court or other tribunal may grant, impose or render and, in particular, I express no opinion as to the availability of equitable remedies, as such , for the enforcement of any such document.

  (c) I am a member of the Vermont Bar, and I express no opinion herein with respect to any law other than the laws of the State of Vermont and the federal laws of the United States of America.

Based on and subject to the foregoing, I am of the opinion that:

  1. Chittenden Corporation is a coporation duly incorporated, validly existing and in good standing under the laws of the State of Vermont and Chittenden Corporation is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Each of Chittenden Corporation and Chittenden Acquisition Bank has the power and authority to execute and deliver the Agreement, to consumate the Merger and the other transactions comtemplated by the Agreement to which it is a party and to own its properties and assets and to carry on its business as now conducted.

  2. The authorized capital stock of Chittenden Corporation consists solely of 200,000 shares of Preferred Stock, par value $100.00 per share, of which no shares are issued and outstanding and 30,000,000 shares of Chittenden Corporation common stock, par value $1.00 per share. Three weeks prior to the Effective Time, there were 5,911,619 Chittenden Corporation shares issued and outstanding. The authorized capital stock of Chittenden Acquisition Bank is owned by Chittenden Corporation. All issued and outstanding Chittenden Corporation shares, and all shares of capital stock of Chittenden Acquisition Bank have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. To my knowledge, neither Chittenden Corporation nor Chittenden Acquisition Bank has or is bound by any agreements of any character calling for the transfer, purchase or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares representing the right to receive, purchase or subscribe for any such shares, and there are no agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

  3. The execution, delivery and performance of the Agreement by each of Chittenden Corporation and Chittenden Acquisition Bank, the execution, delivery and performance of the Articles of Merger by Chittenden Acquisition Bank and the consummation by each of Chittenden Corporation and Chittenden Acquisition Bank of the transactions contemplated by the Agreement to which it is a party have been duly authorized by all requisite corporate action on the part of each company and will not constitute a breach or violation of or default under (i) the Articles of Association or By-Laws of either company, or (ii) to my knowledge, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obiligation to which any of Chittenden Corporation or Chittenden Acquisition Bank is a party, or by which they or any of their respective properties or assets may be bound or affected or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to any of Chittenden Corporation or Chittenden Acquisition Bank or any of their respective properties, which breach, violation or default will have a material adverse effect on the business, operations, properties, assets or financial condition of Chittenden Corporation or Chittenden Acquisition Bank taken as a whole and will prevent the consummation of the transactions contemplated by the Agreement.

  4. The Agreement has been duly and validly executed and delivered by each of Chittenden Corporation and Chittenden Acquisition Bank, constitutes a valid and binding obligation of each of Chittenden Corporation and Chittenden Acquisition Bank, and is enforceable against each of them in accordance with its terms.

  5. No further order, authorization, consent or approval or registration, declaration or filing (other than approvals from appropriate governmental authorities for which applications have been duly submitted and filings not yet due as of the date hereof) with, any governmental authority is required on the part of any of Chittenden Corporation or Chittenden Acquisition Bank in connection with the consummation of the Merger, or the consummation of the other transactions contemplated by the Agreement.

  6. To my knowledge neither Chittenden Corporation nor Chittenden Acquisition Bank is a party to any pending or threatened claim, action, suit, investigation or proceeding, or subject to any order, judgment or decree, except for matters which, in the aggregate, would not have a material adverse effect on the business, financial condition, or results of operations of Chittenden Corporation and Chittenden Acquisition Bank, taken as a whole.

  7. Assuming that all necessary corporate action has been duly and validly taken by The Bank of Western Massachusetts and its stockholders, and assuming that The Bank of Western Massachusetts has duly and validly taken all other actions required to be taken by it under the Agreement prior to the Effective Time of the Merger, upon filing of the Articles of Merger in the office of the Secretary of State of the Commonwealth of Massachusetts in accordance with Massachusetts law, the Merger will be legally effective in accordance with the Agreement, the Articles of Merger and Massachusetts law.

  8. The Registration Statement has become effective under the Securities Act of 1933, as amended, and, to my knowledge, no action has been taken or is pending to revoke such effectiveness. I hereby consent to the use of this opinion and to its reference in the registration statement and proxy-prospectus under the heading "Experts".

Very truly yours,

S/F. SHELDON PRENTICE, ESQ.
     SECRETARY

                             EXHIBIT 8 OF ITEM 8

                OPINION OF PIPER & MARBURY REGARDING TAX MATTERS

1995

Chittenden Corporation
Two Burlington Square
Burlington, Vermont 05401

The Bank of Western Massachusetts
29 State Street
Springfield, Massachusetts 01103

RE: AGREEMENT AND PLAN OF REORGANIZATION BY AN AMONG CHITTENDEN CORPORATION, CHITTENDEN ACQUISITION BANK AND THE BANK OF WESTERN MASSACHUSETTS

Gentlemen:

We have acted as counsel for Chittenden Corporation, a Vermont corporation ("Purchaser"), in connection with the Agreement and Plan of Reorganization, dated as of August 17, 1994 (the "Plan of Reorganization"), by and among Purchaser, Chittenden Acquisition Bank, a Massachusetts corporation ("Newco"), and The Bank of Western Massachusetts, a Massachusetts corporation (the "Company"), providing, among other things, for the merger of the Company with and into Newco (the "Merger"). You have requested our opinion as to the tax-free nature of the transaction. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings assigned to them in the Plan of Reorganization. In connection with the Plan of Reorganization, a registration statement under the Securities Act of 1933 (the "Registration Statement") has been filed with the Securities and Exchange Commission.

Purchaser, a bank holding company, is the common parent of an affiliated group of corporations filing a consolidated return for federal income tax purposes on a calendar year. Purchaser has authorized 30,000,000 shares of $1.00 par value common stock and 200,000 shares of $100.00 par value preferred stock. As of the date hereof, there were approximately 5,911,619 shares of Purchaser common stock and no shares of preferred stock issued and outstanding. Purchaser's common stock is publicly traded over-the-counter and is listed on the NASDAQ Exchange. As of the date hereof, no shareholders owned more than five percent of the Purchaser's common stock. Purchaser's principal asset is all of the outstanding capital stock of Chittenden Bank, a Vermont commercial bank, engaged in the commercial banking business in the state of Vermont.

Newco was organized solely for purposes of effecting the acquisition of the Company (the "Merger"). Prior to the Merger, Newco will not have conducted any business activity. Purchaser owns all of the outstanding shares of Newco capital stock.

The Company, a bank organized and existing under the Massachusetts law applicable to banking corporations, conducts commercial banking operations in Massachusetts. As of the date hereof, the Company had issued and outstanding 18,440 shares of $1.00 par value common stock owned by approximately 572 shareholders and 979 shares of $0.25 par value Class A Stock held by approximately two persons who are also employees of the Company. As of the date hereof, no sahreholders owned more than five percent of the Company's outstanding common stock. Neither class of the Company's stock is publicly traded.

The managements of Purchaser and the Company have determined that the following transactions would produce a resulting bank with increased product capabilities, service and geographic scope of operations, would result in the Company being able to attract commercial banking business that it could not attract on a stand-alone basis and would produce a resulting organization having economies of scale and more favorable access to capital markets:

  (1) Pursuant to an agreement and plan of reorganization, the Company will be merged with and into Newco, with Newco surviving. Pursuant to the agreement, upon the merger of the Company into Newco, 581,237 shares of Purchaser common stock will be issued to former Company shareholders in exchange for 10,142 shares of the Company common stock representing approximately 55 percent of the sahres of the Company common stock outstanding as of the date of the Merger. [None of the Company shareholders exercised their dissenter's rights under Massachusetts laws.][The holders of(____)shares of Company common stock exercised their dissenter's rights under Massachusetts laws.] The remaining shares of Company common stock will be exchanged for cash. Holders of Company common stock will be given the right to elect to receive solely Purchaser common stock or solely cash. In the event that the holders of Company common stock elect to receive more or less than 581,237 shares of Purchaser common stock, certain allocation procedures (the "Allocation Procedures") will become applicable so that precisely 10,142 shares of Company common stock, in the aggregate, are exchanged for precisely 581,237 shares of Purchaser common stock, in the aggregate, and precisely 8,298 shares of Company common stock, in the aggregate, are exchanged for $10,165,050, in the aggregate.

  (2) Newco, the surviving bank in the merger, will change its name to the Company and will continue the historic business of the Company under Newco's charter and bylaws.

  (3)  The following additional transactions will take place pursuant to the
       Merger:

       (a) The 979 shares of Class A Stock of the Company will be converted into $809,515.52 in cash in the aggregate ($826.88 per share) and 46,288 shares of Purchaser common stock in the aggregate (47.2808 per share). The shares of Purchaser common stock received in exchange for the Company's Class A Stock will be subject to certain restrictions related to the continued employment of the recipient by Newco. In general, these restrictions provide that the recipient must surrender the shares for nominal consideration to Purchaser unless he remains in the employ of Newco for at least 5 years from the date of the Merger. The restriction lapses, however, with respect to 20% of the shares each year that the recipient remains in the employ of Newco.

       (b) Options to acquire 587.5 shares of the Company's common stock will be converted into $144,687 in cash in the aggregate.

       (c) Warrants to acquire 2,300 shares of the Company's common stock will be converted into $967,496 in cash in the aggregate.

With respect to the merger of the Company into Newco in exchange for Purchaser common stock,managements of Purchaser and the Company have certified to us that:

  (a) The number of shares of Purchaser common stock and/or the amount of cash received by each Company shareholder in exchange for his or her Company stock was determined in arms-length negotiations between Purchaser, Newco and the Company.

  (b) There is no plan or intention by the holders of Company common stock who own 1 percent or more of the Company stock, and, to the best knowledge of the managements of Purchaser and the Company, there is no plan or intention on the part of the remaining Company shareholders to sell or otherwise dispose of a number of shares of Purchaser stock received in the Merger that would reduce the former Company common stockholders' ownership of Purchaser stock to a number of shares having, in the aggregate, a value, as of the date of the Merger, of less than 50 percent of the fair market value of the Company stock outstanding as of the same date. For purposes of the preceding sentence, all shares of the Company's Class A Stock and shares of the Company stock exchanged for cash (including the Company shares exchanged for cash in lieu of fractional shares of Purchaser stock [and shares held by persons exercising dissenters rights]) will be considered outstanding stock of the Company as of the date of the Merger. Moreover, shares of the Company stock and shares of Purchaser stock held by the Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purpose of the first sentence of this paragraph.

  (c) Newco will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of the preceding sentence, amounts paid by the Company to shareholders who received cash, amounts paid by the Company to holders of the stock options and warrants, the Company assets used to pay its reorganization expense, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer, will be considered as assets of the Company held immediately prior to the Merger.

  (d) Prior to the Merger, Purchaser will be in control of Newco within the meaning of section 368(c) of the Internal Revenue Code of 1986 (the "Code).

  (e) Following the Merger, Newco will not issue additional shares of its stock that would result in Purchaser losing control of Newco within the meaning of section 368(c) of the Code.

  (f) Purchaser has no plan or intention to redeem or otherwise reacquire any of its stock issued in the transaction.

  (g) Purchaser has no plan or intention to sell or otherwise dispose of the stock of Newco, to liquidate Newco, to merge Newco into another corporation, or to cause Newco to sell or dispose of any of the assets acquired from the Company in the Merger, other than in the ordinary course of business or tranfers described in section 368(a)(2)(C) of the Code.

  (h) All liabilites of the Company at the time of the merger, except for those related to expenses incurred by the Company in connection with the merger, will have been incurred by the Company in the ordinary course of business or will be associated with the assets transferred to Newco in the merger.

  (i) Following the Merger, the historic business of the Company will be continued by Newco in a substantially unchanged manner, except with an expansion of services offered to the public.

  (j) The Company, Purchaser, Newco, and their respective shareholders shall each pay their own expenses, if any, incurred in connection with the transaction.

  (k) There is no intercorporate indebtedness existing between the Company, Purchaser, or Newco that was issued, acquired or will be settled at a discount.

  (l) None of the Company, Purchaser, or Newco, is an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

  (m) The fair market value of the assets of the Company transferred to Newco in the Merger will exceed the sum of the liabilities assumed by Newco in the Merger plus the amount of the Company's liabilities to which the transferred assets are subject.

  (n) Neither Purchaser nor Newco will have owned any shares of the Company stock prior to the Merger.

  (o) The payment of cash to the Company shareholders in lieu of fractional shares of Purchaser stock is solely for the purpose of avoiding the expense and inconvenience to Purchaser of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration paid in the Merger to the Company shareholders in lieu of issuing fractional shares of Purchaser stock will not exceed 1 percent of the total consideration received by the Company shareholders in the Merger. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Purchaser stock.

  (p) Except with respect to amounts paid and shares of Purchaser common stock transferred to the former holders of the Company's Class A Stock, no compensation to be paid by Purchaser or Newco to any shareholder-employee of the Company will be separate consideration for or allocable to such shareholder's shares of the Company stock; none of the Purchaser stock to be received by any shareholder-employee is separate consideration for or allocable to any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services."

Based on the foregoing, we are of the opinion that:

  (1) Provided that the merger of the Company with and into Newco qualifies as a statutory merger under the applicable state law, the acquisition by Newco of substantially all of the assets of the Company in exchange for shares of Purchaser stock, cash, and the assumption by Newco of the liabilities of the Company plus the liabilities to which the Company assets are subject will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. The reorganization will not be disqualified because voting stock of Purchaser was used in the merger. Purchaser, Newco, and the Company will each be "a party to a reorganization" within the meaning of section 368(b).

  (2) No gain or loss will be recognized by Purchaser or Newco on the receipt by Newco of substantially all of the assets of the Company in exchange for Purchaser stock, cash and the assumption by Newco of the liabilities of the Company and the liabilities to which the transferred assets are subject.

  (3) The basis of the Company assets in the hands of Newco will be the same as the basis of those assets in the hands of the Company immediately prior to the transaction.

  (4) The basis of the Newco stock in the hands of Purchaser will be Purchaser's basis in the Newco stock immediately before the merger, increased by the basis of the Company assets acquired by Newco and decreased by the sum of the amount of liabilities of the Company assumed by Newco plus the amount of liabilities, if any, to which the acquired assets of the Company are subject.

  (5) The holding period of the assets of the Company in the hands of Newco will include, in each instance, the period during which such assets were held by the Company.

  (6) A holder of Company common stock who receives solely shares of Purchaser stock in exchange for his Company common stock pursuant to the Allocation Procedures (including fractional shares of Purchaser common stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

  (7) A holder of Company common stock who receives solely cash in exchange for his shares of Company common stock pursuant to the Allocation Procedures will recognize gain or loss equal to the difference between the amount of cash received and the adjusted basis of his Company shares. Such gain or loss will be capital gain or loss provided that (i) he holds his Company shares as capital assets and (ii) he is not considered to be the constructive owner of any shares of Purchaser stock held by any other person.

  (8) A holder of Company common stock who receives both cash and shares of Purchaser common stock pursuant to the Allocation Procedures will not recognize any loss upon the exchange. Such a holder of Company common stock will recognize gain in an amount equal to the lesser of (i) the excess of (A) the sum of the fair market value of the shares of Purchaser common stock received and the amount of cash received over (B) the adjusted basis of the Company common stock surrendered or (ii) the amount of cash received. Any gain recognized by such a holder of Company common stock will be capital gain or loss provided that (i) he holds his Company common stock as a capital asset and (ii) the ratio of (A) the number of shares of Purchaser common stock that he owns, both directly and indirectly under certain attribution of ownership principles, immediately after the Merger to (B) the total number of shares of Purchaser common stock that are outstanding immediately after the Merger is less than 80% of his Hypothetical Ratio, as defined in the following sentence. A holder of Company common stock's Hypothetical Ratio is the ratio of (A) the number of shares of Purchaser common stock that he would have owned, both directly and indirectly under certain attribution of ownership principles, immediately after the Merger, if all outstanding shares of Company common stock had been converted into shares of Purchase common stock at the rate of 57.3099 to 1, to (B) the total number of shares of Purchaser common stock that would have been outstanding immediately after the merger, if all outstanding shares of Company common stock had been converted into shares of Purchaser common stock at the rate of 57.3099 to
       1. If such a holder of Company common stock is unable to satisfy the 80% test described above, the gain recognized may be treated as ordinary dividend income, unless it is determined, based upon all of the facts and circumstances, that his receipt of the cash was not essentially equivalent to a dividend; if it is determined that his receipt of the cash was not essentially equivalent to a dividend, the recognized gain will be capital gain.

 [(9) A dissenting holder of Company common stock who receives solely cash in exchange for his shares will recognize gain or loss equal to the difference between the amount of cash received and the adjusted basis of his shares of company common stock. Such gain or loss will be capital gain or loss provided that (i) he holds his Company common stock as a capital asset and (ii) he is not considered to be the constructive owner of any shares of Purchaser stock held by any other person.]

 (10) A holder of Company common stock who receives cash in lieu of a fractional share of Purchaser common stock will be treated as if he received a fractional share of Purchaser common stock pursuant to the Merger and Purchaser then redeemed such fractional share for the cash. The BWM Shareholder will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

 (11) The basis of the Purchaser stock received by the Company shareholders who receive solely Purchaser stock will be the same as the basis of the Company stock surrendered in exchange therefor.

 (12) The basis of the Purchaser stock received by the Company shareholders who receive both Purchaser stock and cash will be the same as the basis of the Company stock surrendered in exchange therefor, decreased by the amount of cash received by such shareholder and increased by any amount that was treated as a dividend and the amount of capital gain or loss recognized by the shareholder on the exchange (not including any portion of the capital gain that was treated as a dividend).

 (13) The holding period of the Purchaser stock received by the Company shareholders will include the period during which the Company stock surrendered in exchange therefor was held, provided that the Company stock is held as a capital asset in the hands of the Company shareholders on the date of the exchange.

 (14) Newco will succeed to and take into account, as of the date of the transaction, the items of the Company described in section 381(c) of the Code. These items will be taken into account by Newco subject to the provisions and limitations specified in sections 381, 382(b), 383 and 384 and the regulations thereunder.

 (15) Newco will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the Company as of the date or dates of transfer in accordance with section 381(c)(2) of the Code and section 1.381(c)(2)-1 of the income tax regulations. Any deficit in earnings and profits of the Company or Newco will be used only to offset earnings and profits accumulated after the date or dates of transfer."

No opinion is expressed herein regarding the federal income tax treatment of (a) holders of Class A Stock who receive Purchaser common stock and cash in exchange for their Class A Stock, (b) holders of Company options who receive cash in exchange for their options and (c) holders of Company warrants who receive cash in exchange for their warrants.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of CC Common Stock" in the Prospectus/Proxy Statement included in the Registration Statement.

This opinion is furnished for your benefit and that of the holders of Company common stock and may not be relied upon by any other person without our express written consent. Our opinion is limited to matters expressly set forth herein. No opinion is to be implied or inferred beyond the matters expressly so stated.

Very truly yours,

                            EXHIBIT 21 OF ITEM 21

                  SUBSIDIARIES OF CHITTENDEN CORPORATION


1.    Chittenden Trust Company

2.    Chittenden Acquisition Bank

                          EXHIBIT 23.1 OF ITEM 23.1

                       CONSENT OF ARTHUR ANDERSEN LLP

As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 1994 incorporated by reference in Chittenden Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

S/ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 9, 1995

                          EXHIBIT 23.2 OF ITEM 23.2

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Chittenden Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

S/KPMG PEAT MARWICK LLP

Boston, Massachusetts
January 9, 1995

                            EXHIBIT 23.3 OF ITEM 23.3

                         CONSENT OF COOPERS & LYBRAND LLP

We consent to the incorporation by reference in the registration statement of Chittenden Corporation on Form S-4 of our report dated January 28, 1994 on our audits of the financial statements of The Bank of Western Massachusetts as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991. We also consent to the reference to our firm under the caption "Experts".


S/COOPERS & LYBRAND L.L.P.


Springfield, Massachusetts
January 9, 1995